Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33863 and 33-58303 on Form S-3 of our report dated March 2, 2005, appearing in this Annual Report on Form 10-K of Merrill Lynch Life Insurance Company for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 28, 2005